AGREEMENT OF SALE AND PURCHASE
OF IMPROVED REAL ESTATE

THIS AGREEMENT OF SALE AND PURCHASE OF IMPROVED REAL ESTATE ("Agreement") in entered into between KENT TEXAS PROPERTIES, LLC, a Texas limited liability company (“Seller”) and ANDREWS-DILLINGHAM PROPERTIES, LTD., a Texas limited partnership ("Purchaser").

ARTICLE I
SALE OF PROPERTY

Subject to the terms and conditions hereinafter set forth, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the following described property and assets (hereinafter collectively referred to as the "Property"):

1.1           That certain tract of land located in the City of Dallas, Dallas County, Texas, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with all interest of Seller in (a) alleys, strips or gores of land, if any, between said property and adjoining properties whether owned or claimed by deed, limitations or otherwise, and whether located inside or outside said property, and (b) any land lying in or under the bed of any highway, avenue, street, road, alley, easement, or right-of-way, open or proposed in, on, across, abutting, or adjacent to the property described in Exhibit A and all rights, titles, and interests of Seller, if any, in and to any awards made or to be made in lieu thereof for damage by reason of change and grade of any such highway, avenue, street, road, or alley (collectively, the "Land").  The description of the Land as set forth above is an approximate description of the tract of Land to be conveyed hereunder and is included herein for reasonable identification of the Land.  The parties hereto agree that the metes and bounds description of the Land as set forth in the Survey to be provided to Purchaser pursuant to Section 3.3 hereof shall be incorporated into this Agreement by reference as the correct description of the Land.

1.2           All rights, title and interests of Seller in and to any easements, rights of way, rights of ingress and egress or other interests in and to any highway, street or roadway on, across or adjoining the Land;

1.3           All rights, title and interest of Seller in and to any buildings, structures, parking areas, landscaping and other improvements placed, constructed or installed on the Land (the "Improvements"), excluding any Improvements owned by tenants;

1.4           All equipment, fixtures, appliances, furniture, furnishing and other tangible personal property (the "Personal Property") owned by Seller and located on or about the Land or Improvements or used in connection with the Land or Improvements;

1.5           All leases and other assignable rental agreements (written or verbal) now or hereafter in effect, that grant a possessory interest in any space situated in the Improvements or that otherwise confer rights with regard to use of the Land or Improvements (the "Tenant Leases"), and all security deposits and prepaid rents, if any, held by Seller in connection with the Tenant Leases;

1.6           All rights, titles and interests of Seller in and to all transferrable service contracts, warranties, guaranties and bonds relating to the Land, the Improvements, or the Personal Property;

1.7           To the extent in Seller’s possession, all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, and other plans and studies of any kind in Seller's possession that relate to the Land, the Improvements, or the Personal Property; and

1.8           All of the rights, titles and interests of Seller in and to good will, if any, related to the Property.

Further the sale does not include, and the definition of “Property” shall explicitly exclude, the following assets of Seller as of the Closing Date:  all cash, cash equivalents (including certificates of deposit), deposits held by third parties (e.g., utility companies), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations hereinafter set forth), bank accounts, claims or other rights against any present or prior partner, member, employee, manager, officer or director of Seller or their direct or indirect partners, members or affiliates, any refund in connection with termination of Seller’s existing insurance policies, all contracts between Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultant and other consultants and appraisers entered into prior to the Closing, any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior partner or member of Seller), computer software, the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, any development bonds, letters of credit or other collateral held by or posted with any governmental agency or other third party with respect to improvement, subdivision or development obligations concerning the Property, and any other intangible property that is not used exclusively in connection with the Property (collectively, “Reserved Seller Assets”).

ARTICLE II
PURCHASE PRICE AND EARNEST MONEY

2.1           The purchase price (the "Purchase Price") for the Property is Five Million and No/100 Dollars ($5,000,000.00), payable in cash, by wire transfer, cashier’s or certified check, or other immediately available funds acceptable to the Title Company (hereinafter defined) for immediate disbursement at Closing, subject to pro-rations and other credits provided for in this Agreement.

2.2           Earnest money (“Earnest Money”) in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) shall be deposited in escrow with the Title Company (hereinafter defined) by Purchaser within three (3) days following the Effective Date.  Notwithstanding anything herein to the contrary, a portion of the Earnest Money in the amount of One Hundred Dollars ($100.00) (the “Contract Consideration”) shall be non-refundable and shall be distributed to Seller on the Effective Date as full payment and independent consideration for Seller’s execution and delivery of this Agreement, which Seller acknowledges is adequate consideration for the same.

2.3           All Earnest Money deposited pursuant hereto shall be placed by the Title Company in an interest bearing account pursuant to the written direction of Purchaser, with all interest accruing thereon being for the account of and payable to the party to which the Earnest Money is payable according to the terms of this Agreement.   The Earnest Money and all interest accrued thereon shall be applied at Closing to the Purchase Price or otherwise disbursed to either Seller or Purchaser in accordance with the terms of this Agreement.  If Purchaser terminates this Agreement prior to the end of the Inspection Period in accordance with the provisions of Article VI below and returns to Seller the Property Documents as required in Article IV below, Seller hereby irrevocably authorizes and instructs the Title Company to deliver the Earnest Money plus all accrued interest thereon to Purchaser without the necessity of any further instruction, authorization, or release from Seller.

ARTICLE III
TITLE AND SURVEY

3.1           Within ten (10) days after the Effective Date (hereinafter defined), Seller shall use commercially reasonable efforts to cause to be delivered to Purchaser a Commitment for Title Insurance (the "Title Commitment") dated not earlier than the date of this Agreement, issued by Chicago Title (the "Title Company"), whose address is 14801 Quorum Drive, Suite 110, Dallas, Texas 75254, (Attn: Tim Richards, telephone (972) 419-7151), together with true, correct and legible copies of all items and documents referred to therein, including copies of tax certificates covering all taxes affecting the Property (collectively, the “Exception Documents”).  The Title Commitment shall describe the Land (which legal description, unless and to the extent modified by the Survey prescribed by Section 3.3 below, shall be deemed incorporated into this Agreement), show the Purchase Price as the policy amount, specify Purchaser as the prospective named insured, and show the status of title of the Land and all exceptions which would appear in an Owner Policy of Title Insurance, if issued.  With regard to the standard printed exceptions and other exceptions commonly included in Title Commitments, Purchaser may, at Purchaser’s sole option, instruct the Title Company that the exception for areas and boundaries shall be endorsed to provide that the exception shall be amended at Closing to except only to “shortages in area” upon receipt from Seller of a Survey acceptable to the Title Company and the applicable premium; no exception shall be permissible for parties in possession, except for tenants in possession as tenants only pursuant to written  leases; the exception for restrictive covenants shall be deleted or endorsed “none of record except. . . (with an express description by applicable recording data of those restrictive covenants affecting the Land)”; the exception for taxes shall be limited to standby fees and taxes owing for the year in which the Closing occurs and subsequent years and subsequent assessments for prior years due to changes in land use of the property; there shall be no exception for any lien for service, labor or materials heretofore or hereafter provided, imposed by law and not shown by the public records; and there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any such specific exception to be specifically referenced to, and shown on, the Survey described in Section 3.3 below and also identified by any applicable recording data).

3.2           Reserved.

3.3           Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser its existing “as-built” survey of the Land and Improvements (the “Survey”).  Prior to Closing, Purchaser may, at Purchaser’s sole cost and expense, have the Survey re-certified to Purchaser and to the Title Company, in form acceptable to Purchaser.

3.4           Purchaser shall have until the end of the Inspection Period (hereinafter defined) in which to review the Title Commitment, Exception Documents, and the Survey.  In the event any matters appear that are unacceptable to Purchaser, Purchaser shall, within said Inspection Period, notify Seller in writing of such fact and specify the reason such matter(s) are not satisfactory, and the curative steps necessary to remove the objections stated.  If Purchaser does not so notify Seller within the Inspection Period, Purchaser shall be deemed to have accepted all exceptions to title referenced in the Title Commitment and all matters shown on the Survey.   Any exceptions contained in the Title Commitment to which Purchaser does not object shall be included in the term "Permitted Exceptions" as used herein.  In the event that Purchaser does object to any title exceptions or other matters within the Inspection Period, Seller shall have ten (10) days after receipt of such objections to eliminate or modify same to the reasonable satisfaction of Purchaser.    In the event that Seller is unable or unwilling to eliminate or modify such items to the satisfaction of Purchaser on or before the expiration of said time period, Seller shall notify Purchaser in writing of such fact within said such time period.  If Seller fails to provide such written notice, Seller shall be deemed to have elected not to modify or eliminate such items upon the expiration of such ten (10) day period.  Upon receipt of such notice (or the deemed election not to modify or eliminate), except for any exceptions Seller commits to eliminate or modify (which Seller shall so eliminate or modify on or before the Closing Date), Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure, eliminate, or modify any title objections, and Seller shall not be deemed to have any such obligation unless Seller expressly undertakes such an obligation by written notice.  Within five (5) days of receipt of Seller’s written election (or deemed election) not to eliminate or modify any of Purchaser’s objections, Purchaser may either (i) waive such objections and accept title to the Property subject to such unacceptable items (which items shall then be deemed to constitute part of the "Permitted Exceptions"), or (ii) terminate this Agreement by written notice to Seller and receive an immediate refund of the Earnest Money less the Contract Consideration, whereupon this Agreement shall automatically be rendered null and void and of no further force and effect, except for the provisions hereof expressly surviving such termination. Notwithstanding the foregoing, Purchaser shall not be required to make any objection to the matters shown on Schedule "C" to the Title Commitment, which matters are hereby deemed to be unacceptable.

ARTICLE IV
 ITEMS TO BE FURNISHED TO PURCHASER

Within five (5) days after the Effective Date, Seller shall deliver to Purchaser for its review the following items, to the extent the same are in Seller’s possession (the “Property Documents”):

4.1           All service, maintenance and management contracts currently existing with respect to all or any part of the Property and copies of all warranties and guaranties covering any equipment, machinery or other personal property or fixtures situated on the Land, and all warranties and guaranties relating to any construction, repairs, and/or renovations of the Improvements. Purchaser understands that the current electric service provider contract for the Property will not be terminated and must be assumed by Purchaser at Closing.

4.2           Copies of the tax statements and utility bills for Seller’s period of ownership.

4.3           A current rent roll for the Project certified by Seller to be, to Seller’s knowledge, true and correct and containing such information as is routinely provided by Seller’s management company.

4.4           All existing Tenant Leases affecting the Property.

4.5           Copies of all certificates of occupancy and other governmental licenses or approvals relating to any portion of the Property, including building permits and special permits or licenses required in connection with the Improvements.

4.6           A set of the "as-built" plans and specifications for the Improvements on the Land.

4.7           Monthly and year-end operating statements and financial statements for the Property for Seller’s period of ownership.

4.8           Maintenance and service reports covering all systems and structures in the Property, including without limitation, elevators, if any, HVAC, plumbing, electricity, exterior roof and wall repair, foundation repair and other similar maintenance and repair items.

4.9           Environmental reports regarding the Property.

4.10           Reports in Seller's possession or available to Seller relating to the Property's compliance with Titles III and IV of the Americans with Disabilities Act of 1990, Public Law 101-336, as amplified by the final rule promulgated by the Department of Justice in Section 28 of the Code of Federal Regulations, Part 36 (the “ADA”)).

4.11           Copies of all notices received from any governmental authority or other party relating to the compliance or non-compliance of the Property with Applicable Laws.

In the event Purchaser terminates this Agreement, Purchaser shall, within two (2) business days of the termination, return to Seller all Property Documents.  The Title Company shall not release the Earnest Money until Seller confirms receipt of the same.  The Property Documents are provided to Purchaser hereunder without representation or warranty of any kind except that to Seller’s knowledge, the Property Documents are true and correct in all material respects.  The obligations of this paragraph shall survive Closing and the termination of this Agreement.

ARTICLE V
FINANCING

[intentionally deleted]

ARTICLE VI
INSPECTION

6.1           Seller agrees that Purchaser shall have thirty (30) days from the Effective Date ("Inspection Period") in which to make, at Purchaser's sole expense, all inspections or investigations desired by Purchaser with respect to the Property or any portion thereof.  In that regard Purchaser, personally or through its authorized agents or representatives, shall be entitled to enter upon the Land and the Improvements at all reasonable times upon reasonable prior notice to Seller; provided however, that Seller shall be entitled to require Purchaser’s agents and representatives to be accompanied by Seller’s representatives during any inspection of the Property.  In no event shall Purchaser nor any agent, representative, or contractor of Purchaser be entitled to enter onto the Property for purposes of making any such inspections until and unless Seller shall have been furnished with an appropriate certificate of insurance in favor of Seller, confirming that Purchaser or such agent, representative or contractor has liability insurance currently in full force and effect, covering the activities of such persons on the Property in an amount which is not less than Two Million and No/100 Dollars ($2,000,000.00) in which Seller is named as a party insured.

The Property shall be restored to its present condition after any tests or inspections, at Purchaser’s sole cost and expense.  Purchaser may not conduct any invasive or destructive testing without the prior written approval of Seller, which may be withheld in Seller’s sole discretion.  Purchaser’s inspection activities will be conducted in a manner that will result in the least possible interference with the ongoing operations of the Property and will not violate any of the rights of tenants at the Property or the Tenant Leases.  Purchaser acknowledges that the Federal Bureau of Prisons (“FBOP”) and/or other government agencies occupy the Property, and for security purposes, access to the Property is limited or restricted.  In that regard, Purchaser agrees that its inspection of the Property will necessarily occur at a time that will be arranged and coordinated by Seller with the FPOB, and a representative of Seller will need to be present at all times during the inspection and will need to escort Purchaser’s representative(s) during their inspection of the Property.  All inspections must be conducted in accordance with the terms of the Tenant Leases, and in the event of a conflict with the rights granted herein and the Tenant Leases, Seller shall only be responsible for allowing access to the Property to the extent permitted in the Tenant Leases.

Purchaser hereby indemnifies and agrees to defend and hold Seller harmless from and against any claims, injuries, accidents, damages, losses, costs and expenses, including reasonable attorney's fees, resulting from Purchaser's entry upon and inspection of the Property and the entry and/or inspection of the Property by Purchaser’s agents.  The obligations of this paragraph shall survive Closing and the termination of this Agreement.

Following the expiration of the Inspection Period, if Purchaser has not terminated this Agreement, Purchaser shall continue to have the right to enter upon the Property on the same terms stated above, notwithstanding the fact that the Inspection Period has expired.

6.2           If, within the Inspection Period, Purchaser shall, for any reason in Purchaser's sole discretion and judgment, disapprove or be dissatisfied with any aspect of the Land, the Improvements or any item examined by Purchaser pursuant to Article IV or Section 6.1, then Purchaser shall be entitled to terminate this Agreement by giving written notice thereof to Seller on or before the expiration of the Inspection Period, and subject to Section 6.1 above, the Earnest Money less the Contract Consideration shall be immediately returned to Purchaser, whereupon this Agreement shall automatically be rendered null and void and thereafter neither Seller nor Purchaser shall have any further obligation or liabilities to the other hereunder other than those provisions hereof expressly surviving.

           THE PROPERTY IS BEING SOLD IN AN “AS IS, WHERE IS” CONDITION AND “WITH ALL FAULTS” AS OF THE DATE OF THIS AGREEMENT AND OF CLOSING.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY PARTNER, OFFICER, PERSON, FIRM, AGENT, ATTORNEY OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO (I) THE CONDITION OR STATE OF REPAIR OF THE PROPERTY; (II) THE COMPLIANCE OR NON-COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS, REGULATIONS OR ORDINANCES (INCLUDING, WITHOUT LIMITATION, ANY APPLICABLE ZONING, BUILDING OR DEVELOPMENT CODES); (III) THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL OF THE PROPERTY; (IV) ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, STATE OF REPAIR, COMPLIANCE, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF; OR (V) WHETHER THE PROPERTY CONTAINS ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME.  THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS AGREEMENT AND THE EXHIBITS HERETO ANNEXED, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT, AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO AFTER FULL INVESTIGATION, OR WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR FULL INVESTIGATION, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY EMBODIED IN THIS AGREEMENT OR THE EXHIBITS ANNEXED HERETO.  THIS PARAGRAPH SHALL SURVIVE CLOSING.

TO THE EXTENT NOW OR HEREAFTER APPLICABLE, PURCHASER HEREBY WAIVES ITS RIGHTS, IF ANY, UNDER THE DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH PARTY VOLUNTARILY CONSENTS TO THIS WAIVER.  THIS PARAGRAPH SHALL SURVIVE CLOSING.

ARTICLE VII
CLOSING DATE, COSTS AND PRORATIONS

7.1           The closing of the transaction contemplated herein shall be held at 10:00 A.M. on the first day following twenty (20) days after the expiration of the Inspection Period, or such other time and date as may be acceptable to both Seller and Purchaser (the "Closing Date" or the "Closing"); provided, however, if such date is a Saturday, Sunday or banking holiday, the Closing shall be the next business day.  The Closing shall be held at the office of the Title Company or at such other location as may be acceptable to both Seller and Purchaser.

7.2           At the Closing, Seller shall cause to be delivered to the Title Company (sometimes herein referred to as the "Escrow Agent") the items specified herein and the following documents and instruments duly executed and acknowledged where appropriate:

7.2.1           A special warranty deed dated as of the Closing Date, in the form of Exhibit "B" attached hereto.

7.2.2           An assignment of the Tenant Leases dated as of the Closing Date, in the form of Exhibit "C" attached hereto and made a part hereof by this reference for all purposes.

7.2.3           A blanket conveyance, bill of sale and assignment dated as of the Closing Date, in the form of Exhibit "D" attached hereto and made a part hereof by this reference for all purposes.

7.2.4           An affidavit regarding debts and liens executed by Seller dated as of the Closing Date, in the form of Exhibit "E" attached hereto and made a part hereof by this reference for all purposes (the form as required by the Title Company).

7.2.5           A letter addressed to each tenant, in the form of Exhibit "F" attached hereto and made a part hereof by this reference for all purposes, in compliance with the notice requirements of the Texas Property Code.

7.2.6           A Non-Foreign Affidavit of Seller in the form of Exhibit "G" attached hereto and made a part hereof by this reference for all purposes.

7.2.7.           A rent roll for the Project, certified by Seller to its knowledge, to be current, true and correct as of the Closing Date.

7.2.8           Evidence reasonably acceptable to Purchaser and Title Company, authorizing the execution and delivery of the closing documents on behalf of Seller.

7.2.9           All keys to all locks on the Property in the possession of Seller and electronic accounting files for the operation of the Property.

7.2.11           Tax statements for the current year, if available and if not previously furnished.

7.2.12           Possession of the Property, subject only to the Tenant Leases and the Permitted Exceptions.

7.3           At the Closing, the Purchaser shall cause to be delivered to the Title Company the following documents and instruments:

7.3.1           Funds payable to the Title Company by wire transfer representing the cash payment due at Closing less the Earnest Money (not including the Contract Consideration) already delivered.

7.3.2           A letter addressed to each tenant, in the form of Exhibit "F" attached hereto, acknowledging that Purchaser has received the tenant's security deposit, if any.

7.3.3.           Evidence reasonably acceptable to Seller and Title Company, authorizing the execution and delivery of the closing documents on behalf of Purchaser.

7.3.4           Execute, acknowledge, and deliver the special warranty deed in the form of Exhibit “B” to acknowledge the Permitted Exceptions and disclaimer of warranties set forth therein.

7.4           At the Closing, the Seller and Purchaser shall cause to be delivered to the Title Company such other instruments and documents as may be reasonably necessary and appropriate in order to complete the Closing of the transactions contemplated hereunder.

7.5           Upon the completion of the deliveries specified in this Article VII, the Title Company, as escrow agent, shall be authorized to cause the appropriate closing documents to be immediately recorded in the appropriate records of Dallas County, Texas, and shall deliver the balance of the proceeds from the sale, after deducting all expenses and prorations chargeable to Seller under this Agreement, to Seller.

7.6           At Closing, Seller shall cause the Title Company to furnish to Purchaser a Texas standard form of Owner Policy of Title Insurance in accordance with the Title Commitment in the full amount of the Purchase Price, subject only to the Permitted Exceptions..

7.7           Seller shall pay the cost of tax certificates, the cost of the basic Owner Policy of Title Insurance (but not any costs for endorsements, modifications or deletions, which shall be solely the cost and expense of Purchaser), any cost of curing the title objections agreed to be cured by Seller, its proportionate share of the prorations set forth in Section 7.8, and one-half (½) of the escrow fee charged by Title Company. Purchaser shall pay the cost of any endorsements, modifications, and deletions to the Commitment, any inspection fees in connection with the Commitment, its proportionate share of the prorations set forth in Section 7.8, and one-half (½) of the escrow fee charged by the Title Company.  Except as otherwise provided herein, all other escrow and closing costs shall be allocated to and paid by Seller and Purchaser in accordance with the manner in which such costs are customarily borne by such parties in sales of similar property in the County where the Property is located, on the date of Closing; provided, however, each party shall pay its own attorneys' fees.

7.8           Rental income, real estate and personal property ad valorem taxes, charges and assessments (special or otherwise), utility charges, and other operating expenses shall be prorated at the Closing, effective as of 12:01 a.m. on the Closing Date, based upon actual days involved.  All maintenance and service contract expenses (whether or not service is continued by Purchaser) and utility charges shall be determined to 12:01 a.m. on the Closing Date and paid by Seller to the greatest extent practicable.  If such charges and expenses are unavailable on the Closing Date, a readjustment shall be made within ten (10) days following the availability of accurate bills and figures.  In the event that actual figures for the year of Closing are unavailable for proration of real and personal property taxes and assessments, an estimated proration shall be made at Closing based on the prior tax year. At the time such actual taxes and assessments for the current year are available, the Closing proration shall be adjusted in accordance with the terms and provisions hereof.  Purchaser shall receive a credit against the Purchase Price equal to all unapplied security and/or damage deposits, and other sums held by Seller or required under the terms of any Tenant Leases.  Purchaser shall thereafter be responsible for all taxes for the year in which Closing occurs as well as all security and/or damage deposits, and all other sums delivered to Purchaser in connection with the Tenant Leases.  If Purchaser collects any delinquent rents or expense reimbursements after Closing, Purchaser agrees to immediately pay to Seller any delinquent rents or expense reimbursements attributable to the period prior to the Closing Date after application of such payments to all current rents or expense reimbursements due Purchaser.  Seller has informed Purchaser that the Tenant pays rent in arrears and Seller will process various paperwork with Tenant at Closing to notify Tenant to pay all future rent payments to Purchaser. To the extent Seller receives any rent after Closing that is attributable to periods after Closing, Seller agrees to promptly pay such rent to Purchaser.  Purchaser shall, at Closing, deliver to Seller instructions for the forwarding of such amount.  The agreements and obligations of the parties under this Section 7.8 shall survive the Closing.

ARTICLE VIII
COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES

8.1           Seller hereby covenants and agrees with Purchaser as follows:

8.1.1           From the date of this Agreement to the Closing, Seller shall maintain in force casualty and liability insurance with respect to the Property in at least such amounts as are maintained by Seller on the date of this Agreement.

8.1.2           From the date of this Agreement to the Closing, Seller shall perform all of the landlord's obligations under the Tenant Leases, including without limitation any maintenance of the Property to be performed under such leases.  Seller shall not enter into any new or renewal leases nor shall Seller amend or modify any Tenant Lease or enter into any new or renewal service, maintenance or management agreement with respect to any portion of the Property that is not terminable by Closing without Purchaser's prior written approval, which approval shall not be unreasonably withheld.

8.1.3           Prior to Closing, Seller shall obtain all written consents and approvals as may be required  to permit Seller to perform  its obligations under this Agreement (e.g., consents of partners or shareholders).

8.1.4           Prior to the Closing, Seller shall manage and operate the Property in substantially the same manner as it has been managed and operated as of the date hereof, subject, however, to all relevant provisions of this Agreement.

8.1.5           Prior to the Closing, Seller shall maintain the buildings  and other Improvements on the Land in the same condition and repair, except for  normal wear and tear and any casualty or condemnation, and Seller shall not remove any fixtures, equipment, furnishings and other personalty therefrom without  replacing them with substantially similar items.

8.1.6           Subject to the prorations set forth in Section 7.8, to the greatest extent practicable, Seller shall cause all trade accounts and costs and expenses of operation and maintenance of the Property incurred prior to the Closing, including without limitation, utility charges, to be paid prior to the Closing.

8.1.7           Seller agrees to give notice to Purchaser promptly upon Seller's receipt of any notice from any Governmental Authority (hereinafter defined) of a violation of any Applicable Laws.

8.1.8            Not later than ten (10) days prior to the expiration of the Closing, Seller shall use its best efforts to deliver to Purchaser tenant estoppel certificates (the "Estoppel Certificates") from each Tenant occupying space in the Property under a Tenant Lease in the form required herein. Seller represents and warrants that to its knowledge, there are no reciprocal easement agreements or similar instruments encumbering the Property other than disclosed on the Title Commitment. The Estoppel Certificates shall be substantially in the form as required under the terms of any Lease.  The delivery of the Estoppel Certificates to Purchaser shall be a condition precedent to Purchaser's obligation to close under this Agreement.

8.2           In addition to the representations contained in the other articles and sections of this Agreement, Seller hereby makes the following representations and warranties to Purchaser, which representations and warranties shall be true and correct in all material respects as of the Closing Date, and the truth of which shall be a condition precedent to Purchaser’s obligations to close the transaction contemplated herein:

8.2.1           There are no actions, suits or proceedings pending or, to Seller’s knowledge, threatened or asserted, affecting or which could affect any portion of the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

8.2.2           Seller has not received any written notices of any condemnation actions or special assessments.

8.2.3           Seller shall not create or voluntarily permit to be created any liens, easements or other conditions affecting any portion of the Property that will continue to affect such property after Closing without the prior written consent of Purchaser.

8.2.4           As of the Closing, no portion of the Property shall be subject to the burdens or obligations of any management agreement respecting the Property, so that Purchaser shall be free to enter into a management agreement or arrangement with a manager of its own choice.

8.2.5           Seller has all requisite power and authority to enter into this Agreement and consummate the transactions herein contemplated, and by proper corporate action has duly authorized the execution and delivery of this Agreement and the consummation of the transaction herein contemplated and no permission, approval, or consent of third parties or governmental authorities is required in order for Seller to consummate this Agreement.

8.2.6           Seller has not received any written notice from any governmental agency that the Land is not properly zoned by applicable laws to permit the existence of the current Improvements on the Land, the current operation of the existing Improvements thereon and the use by the Tenants thereof.

8.2.7           This Agreement is a valid obligation of Seller and is binding upon Seller in accordance with its terms.

8.2.8           To Seller’s knowledge, the existing water, sewer, gas and electricity lines, storm sewer and other utility systems on the Land have been fully installed and are operating, with all installation and connection charges paid in full.

8.2.9           Seller has not received any written notice from any taxing authority or governmental agency asserting that Seller has failed to file or has improperly filed any tax return or report required to be filed by it, or that it has not paid all taxes, charges, or assessments now owing by it (except current taxes and assessments not yet delinquent) which could, in any way, now or hereafter, constitute a lien against the Property or any part thereof; and no action or proceeding is now pending by governmental agency or authority for the assessment or collection of such taxes, charges or assessments against Seller.

8.2.10           With regard to Seller’s schedules (including cash flow reports and financial data, operating expenses, property facts, mortgage information and lease characteristics) relating to the Property which had been or are to be furnished to Purchaser, to Seller’s knowledge, the information shown thereby has not been misrepresented, and there are no materially misleading or inaccurate items or information shown thereby or contained therein.

8.2.11           Seller has not received any written notices from any insurance company of any defects or inadequacies in the Property or any part thereof which would materially and adversely affect the insurability of the Property or the premiums for the insurance thereof.

8.2.12           To Seller’s knowledge, the copies of the Tenant Leases to be made available to Purchaser in accordance with the terms of this Agreement (and to be assigned at Closing) are and shall be true and correct and constitute all of the Leases affecting the Property.  No Tenant Leases shall be further modified or amended without the prior written consent of Purchaser, such consent not to be unreasonably withheld.  No Tenant has given Seller written notice of its intention to vacate its leased premises prior to the end of the primary term (or any current renewal or extended term).  All of the Tenant Leases are in full force and effect, and to Seller’s knowledge, there is no current default by either Seller or the respective Tenants; there are no pending claims asserted by any Tenants for offsets against rent or any other claims (whether monetary or otherwise) made against Seller as Landlord under the Tenant Leases; and to Seller’s knowledge, there are no fees or commissions payable to any person or entity in regard to the Tenant Leases or the Property except as specifically set forth herein.

8.2.13           Seller has not received any written notice of any violation of any ordinances, regulations, laws and statutes pertaining to the Property or any portion thereof, including any environmental ordinances, regulations, laws and statutes.

8.2.14           No person or entity has any right or option to purchase or acquire the Property from Seller.

When reference is made herein to “Seller’s knowledge,” such term shall include only the current actual knowledge of Bryan Healey (who shall have no personal liability with respect to any such matters) and shall not be deemed to imply that Seller or Mr. Healey has conducted any inquiry or investigation with respect to the subject matter of any representation or warranty that is so qualified.

 8.3           Purchaser hereby makes the following representations and warranties to Seller, which representations and warranties shall be true and correct in all material respects as of the Closing Date, and the truth of which shall be a condition precedent to Seller’s obligations to close the transaction contemplated herein:

8.3.1           Purchaser hereby represents and warrants to Seller that Purchaser is a limited partnership duly authorized and validly existing under the laws of the State of Texas and that Purchaser has the power and authority to enter into this Agreement and execute and deliver the closing documents and consummate the transaction herein contemplated.  No permission, approval, or consent of third parties or governmental authorities is required in order for Seller to consummate this Agreement.

8.3.2           Prior to Closing, Purchaser shall obtain all written consents and approvals as may be required to permit Purchaser to perform its obligations under this Agreement.

8.3.3           This Agreement is a valid obligation of Purchaser and is binding upon Purchaser in accordance with its terms.

8.3.4           No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

8.3.5           Purchaser acknowledges that, by the Closing Date, Purchaser will have had sufficient opportunity to inspect the Property fully and completely at its expense in order to ascertain to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations. Notwithstanding the foregoing, any examination or investigation of the Property or of the related operational information by or on behalf of Purchaser shall not in any way modify, affect, or diminish the covenants, representations and warranties of Seller expressly contained in this Agreement.

8.3.6           Purchaser acknowledges that, by the Closing Date, Purchaser will have had sufficient opportunity to review the Tenant Leases, contracts, expenses and other matters relating to the Property in order to determine, based upon its own investigations, inspections, tests and studies, whether to purchase the Property and to assume Seller’s obligations under the Tenant Leases, contracts and otherwise with respect to the Property. Notwithstanding the foregoing, any examination or investigation of the Property or of the related operational information by or on behalf of Purchaser shall not in any way modify, affect, or diminish the covenants, representations and warranties of Seller expressly contained in this Agreement.

8.3.7           Neither Purchaser, nor any of its underlying beneficial owners have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other applicable money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13,244, 66, Fed. Reg. 49,079 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of those persons or entities that are included on any terrorists of terrorist organizations lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Treasury Department’s Office of Foreign Asset Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, all as may be amended from time to time. Neither Purchaser nor any of its underlying beneficial owners is a person described in section 1 of the Anti-Terrorism Order or whose name appears on the most current list of Specifically Designated Blocked Persons prepared by the U.S. Treasury Department’s Office of Foreign Asset Control.

8.4           Purchaser and Seller acknowledge and agree that each has and will rely upon the covenants, agreements, and representations of the other set forth in this Agreement in consummating the transaction contemplated hereby, and that said covenants, agreements and representations are central conditions, but for which the parties hereto would not acquire the Property.  The covenants, agreements, and representations herein contained shall be binding upon the respective parties, their successors, assigns, and legal representatives and shall inure to the benefit of the party to whom made and its successors, assigns, and legal representatives, and shall survive the Closing for a period of twelve (12) months.

ARTICLE IX
COMMISSIONS

9.1            Each party hereto represents to the other that it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase hereunder and that it has not dealt with any broker or finder purporting to act for any other party, other than Gordon Smith-Real Estate Services and Century 21-John Lucas (“Agents”).  Seller agrees to pay a real estate commission equal to two percent (2%) of the Purchase Price to Century 21-John Lucas, and acknowledges that such agent has agreed to split the fee equally iwth Gordon Smith Real Estate Services, which real estate commission shall only be earned, vested, due and payable, if, as and when the transaction contemplated by this Agreement shall actually close and Seller shall receive the Purchase Price. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all liabilities, costs, damages and expenses of any kind or character arising from any claims for brokerage or finder's fees, commissions or other similar fees, other than commissions due to Agents (which are payable by Seller), in connection with the transactions covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by such party or on its behalf.  This Agreement shall survive Closing.

ARTICLE X
TERMINATION, DEFAULT AND REMEDIES

10.1           If this Agreement is terminated by Purchaser because of any authorization to do so specified in this Agreement (hereinafter referred to as a "Permitted Termination"), except as otherwise expressly discussed herein, the Earnest Money less the Contract Consideration shall be immediately returned to Purchaser, whereupon neither party shall have any further rights or obligations hereunder, except for those obligations surviving the termination of this Agreement.

10.2           In the event that any of the Seller's representations or warranties contained herein are untrue or if Seller shall have failed to have performed any of the covenants and/or agreements contained herein which are to be performed by Seller, and such untruth or failure continues for a period of ten (10) days after the receipt of written notice from Purchaser of the same, or if Seller fails to close this Agreement when required hereunder, for any reason other than a Permitted Termination or a default of Purchaser hereunder, Purchaser may, at its option, as Purchaser’s sole and exclusive remedies, either (a) terminate this Agreement by giving written notice of termination to Seller and receive a full and immediate refund of all Earnest Money less the Contract Consideration; or (b) seek to enforce specific performance of this Agreement.  Any such action for specific performance must be instituted, if at all, within one hundred eighty (180) days after the breach or alleged breach by Seller and, if such action is not so instituted within such period of time, then Purchaser shall have been deemed to conclusively to have waived the right to institute such action and to have elected to pursue the other remedies provided herein.  In addition, no action for specific performance may be instituted by Purchaser against Seller with respect to any breach of a representation and warranty or failure of any condition due to any cause not reasonably within the control of Seller, Purchaser’s remedies in such event being limited to termination or waiver as described above.

If Purchaser closes the purchase of the Property and subsequently discovers that any of the Seller's representations or warranties contained herein are untrue, Purchaser may seek damages for Seller's breach of such representations and warranties.

Notwithstanding the foregoing, however, if  Seller is unable or unwilling to consummate this transaction on the Closing Date in accordance with the terms of this Agreement, for any reason other than a Permitted Termination or a breach by Purchaser, and specific performance is not an available remedy due to Seller’s sale, lease, or encumbrance of the Property, and Seller’s failure to close continues for a period of five (5) days after the receipt of written notice from Purchaser of the same, then Purchaser shall have the further option of receiving a full and immediate refund of all Earnest Money less the Contract Consideration, and obtaining from Seller an amount equal to the actual out of pocket costs and expenses incurred by Purchaser in connection with this transaction. Seller shall pay such amount within thirty (30) days after demand from Purchaser and proof of the incurrence and payment of such amounts and the relation to this Agreement. It is understood and agreed that in the event Purchaser elects this damage remedy, Purchaser shall not be entitled to seek specific performance.

10.3           In the event that any of the Purchaser's representations or warranties contained herein are untrue or if Purchaser shall have failed to have performed any of the covenants and/or agreements contained herein which are to be performed by Purchaser, and such untruth or failure continues for a period of ten (10) days after the receipt of written notice from Seller of the same, or if Purchaser fails to close the transaction contemplated hereby for any reason other than a Permitted Termination or a breach by Seller, and Purchaser’s failure to close continues for a period of five (5) days after the receipt of written notice from Seller of the same, Seller shall be entitled to receive the Earnest Money as liquidated damages as Seller's sole and exclusive remedy for such breach of this Agreement, Seller hereby specifically waiving any and all rights which it may have to damages or specific performance as a result of Purchaser's default under this Agreement, whereupon both parties shall be relieved of and released from any further liability hereunder except for the surviving obligations.  Seller and Purchaser agree that the Earnest Money is a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller’s removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture.  Nothing herein shall in any way limit Seller’s remedies against Purchaser in the event of a breach of a surviving obligation or an indemnity obligation of Purchaser hereunder.  The provisions of this Section 10.3 shall survive the Closing or the termination of this Agreement.

ARTICLE XI
RISK OF LOSS

11.1           Risk of all loss, destruction, or damage to the Property, or any portion thereof, from any and all causes whatsoever until consummation of the Closing shall be borne by Seller.  If, prior to Closing, any insured loss to the Improvements occurs and the cost of repair exceeds $350,000.00 (as determined by Seller and its contractors in consultation with Purchaser) or access to the Property is materially impaired, or the Property is destroyed or taken under power of eminent domain and the cost or repair exceeds $350,000.00 (as determined by Seller and its contractors in consultation with Purchaser) (a “Material Event”), Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within twenty (20) days after receiving notice of such destruction or taking.  If Purchaser does not give such written notice within such twenty (20) day period, this transaction shall be consummated on the date and at the Purchase Price stated herein, and Seller will assign to Purchaser the proceeds of all insurance policy(ies) payable to Seller, or Seller’s portion of any condemnation award, in both cases, up to the amount of the Purchase Price, and credit to Purchaser at Closing the amount of any deductible under Seller’s insurance policy(ies) but not to exceed the amount of the loss.

11.2           If, prior to Closing, the Property is subject to an insured casualty or a condemnation event that is not a Material Event, Purchaser shall close this transaction on the date and at the Purchase Price stated herein, and Seller will assign to Purchaser the physical damage proceeds of all insurance policies payable to Seller, or Seller’s rights to any portion of any condemnation award, in both cases, up to the amount of the Purchase Price and pay to Purchaser the amount of any deductible under Seller’s insurance policy(ies) but not to exceed the amount of the loss.

11.3           If, prior to Closing, any uninsured loss to the Property occurs that Seller does not repair to Purchaser’s satisfaction at Seller’s sole cost and expense, Purchaser may either (i) terminate this Agreement by written notice to Seller and receive back the Earnest Money, less the Contract Consideration or (ii) proceed to Closing without any reduction to the Purchase Price or any other compensation for the loss.

11.4           If Purchaser elects to terminate this Agreement pursuant to this section, and if Purchaser is not, on the date of such election, in default under the Agreement, Seller shall promptly direct the Title Company to pay the Earnest Money, less the Contract Consideration, to Purchaser, and neither party shall have any further liability hereunder except for the surviving obligations.

ARTICLE XII
NOTICES

12.1           Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at Closing, shall be in writing, and shall be deemed to be delivered, when actually received if hand delivered, upon confirmation of transmission if sent by fax, and, one (1) day following the deposit with a nationally recognized overnight service for overnight delivery, addressed as follows:

IF TO PURCHASER:

Andrews-Dillingham Properties, Ltd.
1140 Empire Central Dr., Suite 625
Dallas, TX  75247
Attn: Adolphus Andrews, Jr.
Facsimile No. 214-638-1826

IF TO SELLER:

Kent Texas Properties, LLC
7501 Tillman Rd.
Colleyville, Texas 76034
Attn:  Bryan Healey
Facsimile No. 682-626-0003

With Copy To:

Larry D. Salmon, Esq.
Glast, Phillips & Murray, P.C.
14801 Quorum Dr., Suite 500
Dallas, TX 75254
Facsimile No. 972.419.8329

With Copy to:

Whitney A. Bowling
Basinger Leggett Clemons Bowling
5700 Granite Parkway, Suite 950
Plano, TX  75024
Facsimile No. 214.473.8685

12.2           The addresses and addressees for the purpose of this article may be changed by either party by giving notice of such change to the other party in the manner provided herein for giving notice.  For the purpose of changing such addresses or addressees only, unless and until such written notice is received, the last address and addressee stated herein shall be deemed to continue in effect for all purposes.

ARTICLE XIII
MISCELLANEOUS

13.1           This Agreement and the exhibits attached hereto contain the entire agreement between the parties, and no promise, representation, warranty, or covenant not included in this Agreement or any such referenced agreements has been or is relied upon by either party.  Each party has relied upon its own examination of the full Agreement and the provisions thereof, and the counsel of its own advisors, and the warranties, representations, covenants, and agreements expressly contained in this Agreement.  No modification or amendment of this Agreement shall be of any force or effect unless made in writing and executed by both Purchaser and Seller.  In the event that any litigation arises hereunder, it is specifically stipulated that this Agreement shall be interpreted and construed according to the laws of the State of Texas.  Venue for any legal action arising out of this Agreement shall be Dallas County, Texas.  Further, the prevailing party in any litigation between the parties shall be entitled to recover, as a part of its judgment, reasonable attorneys' fees and costs of suit.  An award of damages shall not be required in order for a party to be considered to be prevailing.

13.2           The article headings contained in this Agreement are for purposes of identification only and shall not be considered in construing this Agreement.  Time is of the essence with respect to the performance of all obligations provided herein and the consummation of all transactions contemplated hereby; provided, however, that in the event the last day of any specified time period referenced in the Agreement shall fall on a Saturday, Sunday or banking holiday, such time period shall be deemed to be extended to the next business day.

13.3           This Agreement, and the rights and obligations of Purchaser hereunder, may be assigned by Purchaser at any time prior to Closing to an entity affiliated with Purchaser or to Purchaser’s 1031 qualified intermediary, without Seller's consent being required; provided, however, that Purchaser must deliver to Seller notice of any assignment (other than to Purchaser’s 1031 qualified intermediary) at least ten (10) days prior to Closing, and Purchaser shall not be relieved of any duties or obligations hereunder.  In the event of any such assignment, Seller agrees to close the transaction contemplated hereunder with the assignee of Purchaser.

13.4           Seller and Purchaser shall have the right to effect the purchase and sale of the Property in a manner which will result in a deferred like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986 and the regulations thereunder.  Seller and Purchaser shall reasonably cooperate and assist each other in carrying out the requirements of such exchange to the extent that such cooperation and assistance does not result in additional expense, liability or delay to the other party.

13.5           All references in this Agreement to the “Effective Date”, "the date hereof" or similar references shall be deemed to refer to date the Title Company receipts a fully executed Agreement.

13.6           In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover in addition to all other remedies or damages reasonable attorney's fees incurred in such suit.  A party need not be awarded damages in order to be considered the prevailing party.

13.7           Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

13.8           This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.  Electronic and facsimile signatures shall be effective as original signatures.

13.9           All exhibits described in this Agreement are by this reference fully incorporated herein and made a part hereof by reference for all purposes.

13.10         This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns whenever the context so requires or admits.

13.11          If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

           13.12           Purchaser shall make no public disclosure of the terms of this transaction, either before or after Closing, without the prior written consent of Seller.

           13.13           Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

           13.14           IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY PURCHASER OR SELLER UNDER OR WITH RESPECT TO THIS AGREEMENT, PURCHASER AND SELLER EACH WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY.  IN ADDITION, PURCHASER AND SELLER EACH WAIVE ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION PROVIDED FOR IN THE AGREEMENT.

13.15           No waiver by any party hereto of any right herein shall constitute a waiver of the same or any other right in the future.

SIGNATURE PAGES ATTACHED

SIGNATURE PAGE TO
AGREEMENT OF SALE AND PURCHASE
OF IMPROVED REAL ESTATE

EXECUTED by Purchaser the _______ day of March, 2012.

PURCHASER: ANDREWS-DILLINGHAM PROPERTIES, LTD., a Texas limited partnership By: A-D Management, Inc., a Texas corporation, its General Partner By: Gary Smith, Authorized Signatory

SIGNATURE PAGE TO
AGREEMENT OF SALE AND PURCHASE
OF IMPROVED REAL ESTATE

EXECUTED by Seller the _____ day of March, 2012.

SELLER: KENT TEXAS PROPERTIES, LLC, a Texas limited liability company By: _________________________________ Name: _______________________________ Title: ________________________________

The Title Company hereby acknowledges receipt of the Earnest Money provided for in Section 2.2 of the foregoing Agreement, agrees to hold such Earnest Money pursuant to the terms and provisions of the Agreement, accepts the terms and conditions of escrow contained in the Agreement, and agrees to abide by the provisions of this Agreement and perform the obligations of the Title Company set forth in this Agreement.

Chicago Title of Texas, LLC

By:

Name:

Title:

Date of Receipt of executed Agreement:

, 2012

EXHIBIT "A"
Property Description

BEING a tract of land out of the J.H. Sylvester Survey, Abstract No. 1383, and being all of Lot 1A, Block 9/1616 of the Headwaters Addition, an addition to the City of Dallas, Texas, as recorded in Volume 82206, Page 1148 of the Map Records of Dallas County, Texas, said tract being more particularly described as follows:

BEGINNING at a ½” iron rod found for corner in the southerly right-of-way line of Wycliff-Douglas Connection (32 feet from its centerline) at its intersection with the southwesterly right-of-way line of Cedar Springs Road (32 feet from its centerline);

THENCE S 47 degrees 49 minutes E, along the above said southwesterly line of Cedar Springs Road, 185.46 feet to a ½” iron rod found at the beginning of a cut-off with Douglas Street;

THENCE S 1 degrees 28 minutes 41 seconds E, along the above said cut-off line, 9.66 feet to a ½” iron rod found for corner in the northwesterly right-of-way line of Douglas Street (21 feet from its centerline);

THENCE S 44 degrees 51 minutes 40 seconds W, along the above said northwesterly line of Douglas Street, 136.00 feet to a ½” iron rod found for a corner in the northeasterly right-of-way line of a 15 foot alley;

THENCE N 47 degrees 49 minutes W, along the above said northeasterly line of a 15 foot alley, 322.00 feet to a ½” iron rod found for corner;

THENCE N 44 degrees 51 minutes 40 seconds E, 12.25 feet to a ½” iron rod set for a corner in the above referenced Wycliff-Douglas Connection;

THENCE S 83 degrees 47 minutes 29 seconds E, along the above said Wycliff-Douglas Connection, 11.50 feet to a ½” iron rod for the beginning of a curve to the left having a radius of 601.57 feet;

THENCE Southwesterly to Northeasterly, continuing along the above said southerly line of Wycliff-Douglas Connection and with the above said circular curve to the left thru a central angle of 16 degrees 54 minutes 43 seconds, an arc distance of 177.56 feet to a POINT OF BEGINNING and containing 36,589 square feet or 0.8400 acres of land.

EXHIBIT "B"

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL BY THESE PRESENTS:
COUNTY OF DALLAS	§

THAT, ________________________, a _____________________________(hereinafter referred to as "Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto ANDREWS-DILLINGHAM PROPERTIES, LTD., a Texas limited partnership, (herein referred to as "Grantee"), the following described property, to-wit:

BEING that certain tract of land located in Dallas County, Texas, and being more particularly described by metes and bounds on Exhibit "A" attached hereto and fully made a part hereof by reference for all purposes (the "Land"), together with all improvements located thereon and all rights and appurtenances thereto in anywise belonging to Grantor, including but not limited to, all rights, title and interest of Grantor in (a) strips or gores, if any, between the Land and abutting properties, whether owned or claimed by deed, limitations or otherwise, and whether or not they are located inside or outside the Land; and (b) easements, rights of way, rights of ingress or egress or other interests in or to any highway, street or roadway on, across or adjoining the Land (all of said property and interest being collectively referred to herein as the "Property").

THE PROPERTY IS BEING SOLD IN AN “AS IS, WHERE IS” CONDITION AND “WITH ALL FAULTS.”  EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AND SALE AGREEMENT BETWEEN GRANTOR AND GRANTEE, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY GRANTOR OR BY ANY PARTNER, OFFICER, PERSON, FIRM, AGENT, ATTORNEY OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF GRANTOR AS TO (I) THE CONDITION OR STATE OF REPAIR OF THE PROPERTY; (II) THE COMPLIANCE OR NON-COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS, REGULATIONS OR ORDINANCES (INCLUDING, WITHOUT LIMITATION, ANY APPLICABLE ZONING, BUILDING OR DEVELOPMENT CODES); (III) THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL OF THE PROPERTY; (IV) ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, STATE OF REPAIR, COMPLIANCE, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF; OR (V) WHETHER THE PROPERTY CONTAINS ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME.

TO HAVE AND TO HOLD the above described Property, together with any and all the rights and appurtenances thereto in anywise belonging to Grantor, unto the said Grantee, its legal representatives, successors and assigns FOREVER, and Grantor does hereby bind itself and its legal representatives, successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto the said Grantee, its successors, legal representatives and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, and subject to the exceptions set forth on Exhibit “B” attached hereto and fully made a part hereof by reference for all purposes.

EXECUTED the _____ day of _______________, 2012.

By:

Name:

Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on _________________, 2012, by _________________________.

Notary Public, State of Texas
My Commission Expires:

(Printed or Typed Name of Notary)

ACKNOWLEDGED:

Andrews-Dillingham Properties, Ltd.,
a Texas limited partnership

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on _________________, 2012, by _________________________.

:
Notary Public, State of Texas
My Commission Expires:
:
_______________	(Printed or Typed Name of Notary)

EXHIBIT "C"

ASSIGNMENT OF LEASES

THE STATE OF TEXAS	§
	§	KNOW ALL BY THESE PRESENTS:
COUNTY OF DALLAS	§

THIS ASSIGNMENT is made by and between ________________________________ a __________________________________ (hereinafter referred to as "Assignor"), and ANDREWS-DILLINGHAM PROPERTIES, LTD., a Texas limited partnership (hereinafter referred to as "Assignee").

W I T N E S S E T H :

WHEREAS, Assignor has this day conveyed the real property described in Exhibit "A" attached hereto and made a part hereof (such real property being hereinafter called the "Premises") to Assignee; and

WHEREAS, Assignor, as lessor, has heretofore entered into the lease agreements with third party tenants covering portions of space in the Premises, which lease agreements are described in Exhibit "B" attached hereto and made a part hereof, and Assignor is the present owner of all right, title and interest of the lessor under the terms of such leases; and

WHEREAS, Assignor desires to transfer and assign such leases (and all prepaid rents and security and other deposits for such leases) to Assignee;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee, its successors and assigns, all of the said leases, prepaid rents and security deposits and other deposits  including, without limitation, all of the rights, powers, estates and privileges of lessor in, to and under the leases and rent to accrue thereunder, and all rights of reversion and all of the rights and benefits of every description whatsoever belonging to or accruing to the benefit of the lessor in said leases and to the owner of the Premises.

TO HAVE AND TO HOLD the above leases and rights and interests pertaining thereto unto Assignee, its successors and assigns, and Assignor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND the said leases, rights and interests unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or attempting to claim the same, or any part thereof.

Assignee covenants and agrees to discharge any and all obligations of the lessor under the leases herein assigned arising on or after the effective date hereof and hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period on or after the date hereof and arising out of the Assignee’s obligations under such leases.

Assignor covenants and agrees to discharge any and all obligations of the lessor under the leases herein assigned arising prior to the effective date hereof and hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period prior to the date hereof and arising out of the Assignor’s obligations under such leases.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

EXECUTED the _____ day of __________, 2012.

ASSIGNOR:

By:

Name:

Title:

ASSIGNEE:

ANDREWS-DILLINGHAM PROPERTIES, LTD.,
a Texas limited partnership

By:	A-D Management, Inc.,
a Texas corporation,
its General Partner

By:
Adolphus Andrews, Jr., President

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on _________________, 2012, by _______________________.

Notary Public, State of Texas
My Commission Expires:

(Printed or Typed Name of Notary)

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on _________________, 2012, by _______________________.

Notary Public, State of Texas
My Commission Expires:

(Printed or Typed Name of Notary)

EXHIBIT "D"

BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

THE STATE OF TEXAS	§
	§	KNOW ALL BY THESE PRESENTS:
COUNTY OF DALLAS	§

Concurrently with the execution and delivery hereof, _____________________________ a _____________________________ ("Assignor"), is conveying to ANDREWS-DILLINGHAM PROPERTIES, LTD., a Texas limited partnership ("Assignee"), by Special Warranty Deed that certain tract of land, together with the improvements located thereon (the "Property"), lying and being situated in Dallas County, Texas, being more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes.

It is the desire of Assignor to hereby assign, transfer and convey to Assignee all fixtures, fittings, appliances, apparatus, equipment, machinery, assignable warranties and guaranties, and other items of personal property, affixed or attached to, or placed or situated upon, or used or acquired in any way whatsoever in connection with the use, enjoyment, occupancy or operation of the Property (all of such properties and assets being collectively called the "Assigned Properties").  Notwithstanding the foregoing, “Assigned Properties” shall not include any property of tenants.

NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER to Assignee, its successors and assigns, all of the Assigned Properties, including without limitation of the generality of the foregoing, the following:

1.           The tangible personal property situated upon or used in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Property, except that owned by tenants of the Property.

2.           All raw materials, work and materials in process, stock in trade, inventory and other equipment and other tangible personal property owned by Assignor situated on the Property.

3.           All assignable warranties and guaranties (express or implied) issued in connection with or arising out of (a) the purchase and repair of all fixtures, equipment and personal property owned by Assignor and attached to and located in or used in connection with the Property, including but not limited to, (i) all heating, air conditioning, plumbing and lighting fixtures and equipment, and water heaters, and (ii) carpeting, furniture and window draperies, or (b) the construction of any of the improvements located in the Property.

TO HAVE AND TO HOLD the Assigned Properties unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND, all and singular, title to the Assigned Properties unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

Assignor has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Assigned Properties, including, but not limited to: title; merchantability of the Assigned Properties or its fitness for any particular purpose; the design or condition of the Assigned Properties; the quality or capacity of the Assigned Properties; workmanship or compliance of the Assigned Properties with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects.  Purchaser accepts the Assigned Properties on an “AS IS, WHERE IS” basis, and “WITH ALL FAULTS.”

EXECUTED the _____ day of _______________, 2012.

ASSIGNOR:

By:

Name:

Title:

ASSIGNEE:

ANDREWS-DILLINGHAM PROPERTIES, LTD.,
a Texas limited partnership

By:	A-D Management, Inc.,
a Texas corporation,
its General Partner

By:
Adolphus Andrews, Jr., President

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on _________________, 2012, by _______________________.

Notary Public, State of Texas
My Commission Expires:

(Printed or Typed Name of Notary)

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on _________________, 2012, by _______________________.

Notary Public, State of Texas
My Commission Expires:

______________________	(Printed or Typed Name of Notary)

EXHIBIT "E"

BILLS PAID AFFIDAVIT

THE STATE OF TEXAS	§
	§	KNOW ALL BY THESE PRESENTS:
COUNTY OF DALLAS	§

Title Company form to be inserted.

EXECUTED the _____ day of _______________, 2012.

By:

Name:

Title:

Subscribed and sworn to before me on _________________, 2012, by ________________________________.

Notary Public, State of Texas

My Commission Expires:
(Printed or Typed Name of Notary)

EXHIBIT "F"

TENANT NOTICE LETTER

_______________, 2012

________________________
________________________
________________________

Re:  Notice of Change of Ownership

Dear __________:

You are hereby notified as follows:

(1)           That, as of the date hereof, __________________________________, a _________________________  (the "Former Owner") has transferred, sold, assigned, and conveyed all of the Former Owner's interest in and to the above property to ANDREWS-DILLINGHAM PROPERTIES, LTD. (the "New Owner").

(2)           The New Owner is, as of the date hereof, responsible for your tenant's security deposit and/or other deposit in the aggregate amount of $_______________ with respect to your leased premises at the Property.

(3)           Future rental payments with respect to your leased premises at the Property should be made to the New Owner as follows:  by mailing a check or money order payable to the order of ANDREWS-DILLINGHAM PROPERTIES, LTD., at 1140 Empire Central, Suite 625, Dallas, Texas 75247.

Yours very truly,

FORMER OWNER:

By:

Name:

Title:

NEW OWNER:

ANDREWS-DILLINGHAM PROPERTIES, LTD.,
a Texas limited partnership

By:	A-D Management, Inc.,
a Texas corporation,
its General Partner

By:
Adolphus Andrews, Jr., President

EXHIBIT "G"

NON-FOREIGN
CERTIFICATE OF TRANSFEROR
ENTITY TRANSFEROR

Under Section 1445 of the Internal Revenue Code, a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  To inform the transferee that the withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned hereby certifies the following on behalf of ______________________________, a __________________________  (the "Entity"):

1.           The Entity is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations);

2.           The Entity's U.S. employer identification number is _________________; and

3.           The Entity's office address is ______________________________.

Both the undersigned and the Entity understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Entity.

EXECUTED the ____ day of __________, 2012.

By:

Name:

Title:

Subscribed and sworn to before me on _________________, 2012, by ________________________________.

Notary Public, State of Texas

My Commission Expires:

(Printed or Typed Name of Notary)